EXHIBIT 99.3
MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
The following table reconciles Dayton Heart Hospital’s Adjusted EBITDA as originally included in Medcath’s 2008 Outlook with preliminary income from operations as originally included in MedCath’s 2008 Outlook for the fiscal year ended September 30, 2008:

	Fiscal Year Ended September 30,
	2008 Range
	(in millions)

Income from continuing operations	$1.6	$1.9
Add:
Income tax expense	$1.0	$1.2
Minority interest share of earnings of consolidated subsidiaries	$0.9	$0.9
Interest expense, net	$0.4	$0.4
Depreciation and amortization	$2.5	$2.5

Adjusted EBITDA	$6.4	$6.9